Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4/A of Biomotion Sciences of our report dated May 9, 2024 relating to the financial statements of Silexion Therapeutics Ltd., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
July 5, 2024	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited